UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

Underwritten Public Offering of Common Stock

On April 29, 2015, Echo Global Logistics, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as managers of the several underwriters named in Schedule II thereto (collectively, the “Common Stock Underwriters”), pursuant to which the Company agreed to sell and the Common Stock Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, 5,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company in a registered public offering.  The Company has granted the Common Stock Underwriters an option to purchase up to an additional 750,000 shares of Common Stock within 30 days of the date of the Common Stock Underwriting Agreement.

The Company estimates that the net proceeds from the sale of Common Stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $137.0 million (or approximately $157.7 million if the Common Stock Underwriters exercise in full their option to purchase additional shares of Common Stock).   The Company expects to use all of the net proceeds from the sale of Common Stock and Notes (as defined below) (together with borrowings under a new $200 million asset-based lending facility) to finance the Company’s previously announced acquisition of 100% of the outstanding membership units of Command Transportation, LLC (the “Command Acquisition”).  If the Command Acquisition is not consummated,  the Company will use the net proceeds from the sale of the Common Stock for working capital and general corporate purposes.

The offering of Common Stock was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-202317) initially filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2015 and a related prospectus supplement.  The description of the Common Stock Underwriting Agreement is qualified in its entirety by reference to the Common Stock Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Underwritten Public Offering of 2.50% Convertible Senior Notes due 2020

On April 29, 2015, the Company entered into an underwriting agreement (the “Notes Underwriting Agreement”) with Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as managers of the several underwriters named in Schedule II thereto (collectively, the “Notes Underwriters”), pursuant to which the Company agreed to sell and the Notes Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $200 million aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2020 (the “Notes”) in a registered public offering.  The Company has granted the Notes Underwriters an option to purchase up to an additional $30 million aggregate principal amount of Notes within 30 days of the date of the Notes Underwriting Agreement.

The Company estimates that the net proceeds from sale of the Notes, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $193.3 million (or approximately $222.4 million if the Notes Underwriters exercise in full their option to purchase additional Notes).  The Company expects to use all of the net proceeds from the sale of Notes and Common Stock (together with borrowings under a new $200 million asset-based lending facility) to finance the Command Acquisition.  If the Command Acquisition is not consummated, the Company will use the net proceeds from the sale of the Notes to fund the redemption of the Notes (if the Company so elects) or for working capital and general corporate purposes.

The offering of Notes was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-202317) filed with the SEC on April 14, 2015 and a related prospectus supplement.  The description of the Notes Underwriting Agreement is qualified in its entirety by reference to the Notes Underwriting Agreement filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

The Company issued the Notes pursuant to an Indenture, dated May 5, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First

Supplemental Indenture, dated May 5, 2015, between the Company and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).  The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company.  The Notes will bear interest at a rate of 2.50% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2015.  The Notes will be convertible, under certain circumstances and during certain periods, into cash, shares of Common Stock, or a combination of cash and shares of Common Stock at the Company’s election, at an initial conversion rate of 25.5428 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $39.15 per share of Common Stock.  The Notes will mature on May 1, 2020, unless repurchased, redeemed or converted in accordance with their terms prior to such date. If the purchase agreement relating to the Command Acquisition is terminated, the Company may redeem all, but not less than all, of the outstanding Notes for cash on a redemption date to occur on or prior to November 3, 2015.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal, interest or the redemption price; (ii) failure to convert the Notes in accordance with the terms of the Indenture; (iii) breach of certain covenants contained in the First Supplemental Indenture or the Notes; (iv) the failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $20 million or its foreign currency equivalent; (v) the rendering of a final and nonappealable judgment for the payment of money in excess of $20 million or its foreign currency equivalent; and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The descriptions of the Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the Base Indenture and the First Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
1.1

Common Stock Underwriting Agreement, dated April 29, 2015, between Echo Global Logistics, Inc. and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as managers of the several underwriters named therein.

1.2

Notes Underwriting Agreement, dated April 29, 2015, between Echo Global Logistics, Inc. and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as managers of the several underwriters named therein.

4.1	Indenture, dated May 5, 2015, between Echo Global Logistics, Inc. and U.S. Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated May 5, 2015, between Echo Global Logistics, Inc. and U.S. Bank, National Association, as trustee.
5.1	Opinion of Winston & Strawn LLP, dated May 5, 2015 (Common Stock).
5.2	Opinion of Winston & Strawn LLP, dated May 5, 2015 (Notes).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: May 5, 2015	By:	/s/ Kyle Sauers
	Name:	Kyle Sauers
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1

Common Stock Underwriting Agreement, dated April 29, 2015, between Echo Global Logistics, Inc. and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as managers of the several underwriters named therein.

1.2

Notes Underwriting Agreement, dated April 29, 2015, between Echo Global Logistics, Inc. and Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC, as managers of the several underwriters named therein.

4.1	Indenture, dated May 5, 2015, between Echo Global Logistics, Inc. and U.S. Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated May 5, 2015, between Echo Global Logistics, Inc. and U.S. Bank, National Association, as trustee.
5.1	Opinion of Winston & Strawn LLP, dated May 5, 2015 (Common Stock).
5.2	Opinion of Winston & Strawn LLP, dated May 5, 2015 (Notes).